EXHIBIT 10.52

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (hereafter the "Agreement"), dated as of ____________ 2023 (hereafter the “Agreement Date”) and is effective (hereafter the "Effective Date") on receipt of this executed Consulting Agreement delivered by Michael Moses (“Executive”) pursuant to Paragraph 2.5 set out in that certain Interim Operating Agreement of even date herewith (the “Operating Agreement”), between Allied Corp., a Nevada corporation (hereafter the "Company") and Michael Moses (hereafter the "Executive").

WHEREAS, pursuant to the terms of that certain Interim Operating Agreement between the Company and the Executive, upon the occurrence of a Triggering Event (as defined in that agreement), Executive has the option to immediately enter into this Consulting Agreement; and

WHEREAS, by evidence of his signature hereon, the Executive has elected to enter into this Consulting Agreement.

Consulting. The Company hereby engages the Executive, and the Executive hereby agrees to engagement with the Company, upon all the terms and conditions set forth below. Executive represents and warrants that: (a) he has full power and authority to enter into this Consulting Agreement, (b) he is not restricted in any manner whatsoever from performing the duties described below, and (c) no agreement, covenant or other matter prohibits or limits his ability or authority to enter into this Agreement or perform all of the duties described below. Executive's Consulting with the Company shall include service for the Company's direct and indirect subsidiaries and affiliated entities (the "Subsidiaries").

Consulting Term. The "Consulting Term" and Executive's Consulting under this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years from the Effective Date, ending at the close of business on the third anniversary of the Effective Date, provided, however, that the Consulting Term shall automatically extend for successive one-year periods (such extensions also being referred to as the "Consulting Term"), as long as neither party has given written notice to the other party at least 180 days prior to the end of the then current term that such term shall not be extended, and further provided that the Agreement has not been terminated earlier in accordance with the provisions below. If the Executive's Consulting terminates for any reason, with or without Cause, the Executive shall not be entitled to any payments, benefits, damages, awards, or compensation other than as provided below or as otherwise provided by law or by any applicable employee benefit plan in which he participates. The parties acknowledge that certain obligations under this Agreement survive the end of Executive's consulting.

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Position and Duties.

Chief Executive Officer. The Company shall engage the Executive as its Chief Executive Officer with duties ordinary and usual to a Chief Executive Officer of a public company. Executive shall report to the Company's Board of Directors (the “Board”). Executive shall serve as a member of the Board and may serve as an officer and/or director of any Subsidiaries. Executive shall have such responsibilities and duties as are commensurate with the position of Chief Executive Officer in an entity comparable to the Company, including, without limitation, developing and implementing an overall strategic plan for the Company and annual business plans and supervising day-to-day operations of the Company. The Board shall have the right to modify Executive’s duties without diminishing responsibilities from time to time as the Board may deem necessary or appropriate.

Manner of Consulting. Executive shall faithfully, diligently and competently perform his responsibilities and duties.

Location of Consulting. Executive shall work out of any location Executive deems appropriate and hereby acknowledges travel to other locations in the performance of his services, including but not limited to jurisdictions in which the Company has its operations may be required.

Outside Interests. Subject to the confidentiality provisions, Executive may engage, invest and participate in, and otherwise enter into, other business ventures of any kind, nature and description, and neither the Company nor any other Party shall have any right in or to any such activities or the proceeds, income or profits derived therefrom.

Waiver of Certain Fiduciary Duties. To the fullest extent permitted by law, Executive shall not be required to devote his full-time business attention to the business of the Company, and shall not have any fiduciary duties to the Company or to any other Party relating to those business ventures that he is permitted to engage in above. To the extent that any Party has any liabilities or duties at law or in equity, including fiduciary duties or other standards of care, more expansive than those set forth herein, such liabilities and duties are hereby modified to the extent permitted under the Act to those set forth herein.

Liability for Debts of the Company. Executive shall not be personally liable for any debts, liabilities or obligations of the Company, whether to the Company or to the creditors of the Company.

Limitation of Liability. Executive shall not have any liability under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company, in each case except to the extent required by law.

Independent Contractor.In performing his services, Executive shall operate as, and shall have the status of, an independent contractor. Executive acknowledges that this is an agreement for services, and the Consultant will at all times conduct his business and affairs in a manner consistent with maintaining their status as an independent contractor to the Company. Executive is not an employee or agent of the Company and nothing in this Agreement is intended to create a partnership, joint venture, agency or an employee and employer relationship between the Company and Executive. As Executive is an independent contractor, the Company makes no deduction from the compensation paid for his services performed for any government statutory taxation plan including income tax, government pension plan and unemployment insurance premiums. Executive is responsible for paying all necessary income taxes, charges, levies and contributions relating to his services and reporting and remitting any monies owing directly to the applicable government as and when required, and for maintaining the required records relating to these matters. Executive shall indemnify the Company from any and all claims, including penalties and interest, by a government department relating to all applicable taxes or other statutory withholdings that were not withheld, deducted or remitted by the Company on Executive’s behalf.

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Exculpation and Indemnification. Executive shall not be liable or accountable in damages or otherwise to the Company or any other Person for any act or omission done or omitted by him in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of this Agreement, any Consulting agreement or any other agreement contemplated herein on the part of Executive. The Company shall, to the fullest extent permitted by applicable law, indemnify Executive against any loss, damage, judgment or claim incurred by or asserted against Executive (including reasonable attorneys’ fees incurred in the defense thereof) arising out of any act or omission of Executive in connection with the Company, unless such act or omission constitutes gross negligence, willful misconduct or a breach of this Agreement, any Consulting agreement or any other agreement contemplated herein on the part of Executive; provided, however, that any indemnity under this Section shall be provided out of and to the extent of Company assets only, and the shareholders shall not have any personal liability on account thereof. This Agreement will not create or impose any fiduciary duty to the Company or the shareholders or directors.

Expenses. The Board of Directors will authorize, to the fullest extent permitted by applicable law, the advance by the Company of expenses (including legal fees) incurred by Executive in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of Executive to repay such amount if it shall be determined that the Executive is not entitled to be indemnified as authorized herein.

Base Compensation. Commencing on the Effective Date, the Company shall pay the Executive base compensation in the gross amount of $144,000CAD per year, paid in twelve equal monthly installments in accordance with normal Company payroll practices, subject to reviews and increases in the sole discretion of the Board (“Base Compensation”). Increases shall not be reasonably withheld based on performance from date of Consulting, as established by the Compensation Committee of the Board.

Signing Bonus. On the Effective Date of this Consulting Agreement, Executive shall be entitled to a Signing Bonus in the amount of $60,000CAD.

Consulting Benefits. Executive shall be entitled to the following benefits during the Consulting Term:

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Expense Allowance. Executive shall be reimbursed for business related expenses reasonably and necessarily incurred and advanced by Executive in performing his duties for the Company, subject to review by the Board or its designee and in accordance with Company policy as it exists from time to time.

Other Benefits. Executive may participate in all other employee benefit plans and programs as the Company may, from time to time, offer to its executive employees, subject to the same terms and conditions as such benefits are generally provided by the Company. All such benefits are subject to plan documents (where applicable) and the Company’s policies and procedures. Nothing in this Section guarantees that any specific benefit will be provided or offered by the Company which has the right to add, modify, or terminate benefits at any time.

Bonus. For fiscal years during the Consulting Term commencing with the Effective Date, Executive shall be eligible to receive a target bonus of up to 50% of his Base Compensation for such year, based upon the Company's performance and Executive's performance of objectives during that time period as determined by the Compensation Committee of the Board, in its reasonable discretion. The bonus will be paid within one month of the end of the fiscal year, or earlier if determined by the Board. Such objectives will be established by the Compensation Committee of the Board, subject to Board approval, after consultation with Executive, and may relate to, without limitation, financial performance, raising new capital, successful resolution of certain outstanding matters that have been discussed with Executive, development and implementation of a strategic plan, and management of the Company.

Stock Options and Other Equity Grants. The company shall grant to Executive certain irrevocable five year options ("Plan Options") for the purchase of an aggregate of 1,500,000 shares of the Company's common stock ("Common Stock") at 110% of the twenty day weighted average stock price on the Agreement Date (currently $0.23 per share). The Plan Options shall vest 750,000 upon date of signature of the Operating Agreement, 375,000 on the six month anniversary of the Operating Agreement and 375,000 on the first anniversary (regardless of whether a Triggering Event has occurred). The maximum number of such options as permitted by law shall be Incentive Stock Options ("ISOs") and the remainder shall be Non-statutory Stock Options ("NSOs"). Any future options or equity grants to Executive shall be subject to (i) such action being lawfully permitted, (ii) evaluation of the performance of Executive by the Compensation Committee, and (iii) in the reasonable determination of the Compensation Committee, not detrimental to the Company or its shareholders in any significant manner. The grant and exercisability of the options described in this Section 8 shall be pursuant and subject to: (a) the terms and conditions contained in any Company stock option plan then maintained by the Company, as such plan may be amended from time to time in the Company's sole discretion ("Option Plan"); and (b) the terms and conditions of a definitive Stock Option Agreement (the "Option Agreement") to be entered into as of the date of grant between the parties pursuant to the Option Plan that will set forth all of the rights, duties and obligations regarding such options.

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Termination and Severance Benefits.

Death. The death of Executive shall automatically terminate the Company's obligations under this Agreement; provided however, that: (i) the Company shall pay to Executive's estate Executive's Base Compensation, pro rata bonus and accrued benefits through the date of termination; and (ii) all vested and unvested Plan Options granted under this Agreement will upon such termination become fully vested and immediately exercisable for a period of one (1) year.

Disability. If Executive is unable, in the reasonable determination of the Board, to render services of substantially the kind and nature, and to substantially the extent, required to be rendered by Executive under this Agreement due to illness, injury, physical or mental incapacity or other disability, for 120 days, whether consecutive or not, within any 12 month period, Executive's Consulting may be terminated by the Company and: (i) the Company's sole obligation shall be to pay to Executive his Base Compensation and accrued benefits through the date of termination; and (ii) any vested and unvested Plan Options granted under this Agreement will upon such termination become fully vested and immediately exercisable for a period of one (1) year.

Resignation. Subject to paragraph (Termination due to change in control), if Executive resigns his Consulting during the Consulting Term, the Company shall have no liability to Executive except to pay Executive's Base Compensation and any accrued benefits through his last day worked, and Executive shall not be entitled to receive severance or other benefits. Notice given by Executive of non-renewal of this Agreement as provided for in this Agreement shall be treated as a resignation for purposes of this Section and all vested Plan Options granted under this Agreement will upon such resignation become immediately exercisable for a period of one (1) year.

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Termination By Company for Cause. If the Executive's Consulting is terminated for Cause (as defined below), the Company shall have no liability to Executive except to pay Executive's Base Compensation and any accrued benefits through his last day worked.

Termination By Company Without Cause. If the Company terminates Executive's Consulting during the Consulting Term without Cause (and for reasons other than Death, Disability or Change in Control as provided for in subsection (g) immediately following), Executive shall be entitled to receive all accrued but unpaid salary and benefits through the date of termination plus the Severance Benefit. All vested and unvested Plan Options granted under this Agreement will upon such termination become fully vested and immediately exercisable for a period of one (1) year.

Notice given by the Company of non-renewal of this Agreement as provided for in this Agreement shall be treated as a termination without Cause, unless the Notice specifically sets forth a basis for Cause, for purposes of this Section.

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Termination Due to Change in Control. If the Company or the Executive terminates Executive's Consulting without Cause (and for reasons other than Death or Disability) in conjunction with a Change in Control (as defined below), Executive shall be entitled to receive all accrued but unpaid salary and benefits through the date of termination plus the Change in Control Benefit (as defined below).

Cause. The following acts by Executive, as determined by the Board in its reasonable discretion, shall constitute "Cause" for termination:

Theft or embezzlement, or attempted theft or embezzlement, of money or material tangible or intangible assets or property of the Company, its Subsidiaries or its employees or business relations;

Gross negligence or willful misconduct in the performance of Executive's duties;

Executive's material breach of this Agreement which, after written notice by the Company of such breach, is not cured within ten (10) days of such notice.

Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

A merger or consolidation involving the Company or any subsidiary of the Company after the completion of which: (A) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the stockholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, and (B) in the case of a triangular merger involving the Company or a subsidiary of the Company, the stockholders of the company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger and less than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger;

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An acquisition by any person, entity or "group" (within the meaning of Sections 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type referred to in clause A(i)" of this Section 9(j)(i), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company (in a single transaction or series of related transactions);

Any change of 50% or more of the Directors of the Company that are in existence at the date of execution of this Agreement, provided that if Executive votes to approve any such change it will not be a change of control.

Severance Benefit. The "Severance Benefit" shall mean: (i) continuation of Executive's Base Compensation in effect immediately prior to such termination or resignation for the term of this Consulting Agreement, but in any event such compensation shall be for no less than twelve (12) months (“Severance Benefit Period”); (ii) continuation of Executive's Consulting benefits for the Severance Benefit Period; and (iii) Any vested and unvested but outstanding Options held by the Executive will become fully vested and exercisable at any time within 12 months; and, (iv) reimbursement for post-retirement health coverage.

Change in Control Benefit. The "Change in Control Benefit" shall mean:

Continuation of Executive's Base compensation in effect immediately prior to such termination or resignation for a period equal to twice the amount of the Severance Benefit Period or the remainder of the then current Consulting Term ("Change in Control Benefit Period"), whichever is longer; and

Continuation of Executive's Consulting benefits for the Change in Control Benefit Period and reimbursement for post-retirement health care benefits; and

Any unvested but outstanding Options granted under this Agreement will become fully vested and exercisable at any time within 12 months.

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Resignations. Upon the end of Executive’s Consulting for any reason, Executive shall be deemed to have resigned from any positions which he holds as a director or officer of the Company and any of its Subsidiaries or affiliates.

Release. Payment of the Severance Benefit or the Change in Control Benefit will be subject to Executive signing an agreement reconfirming his post-Consulting obligations contained in this Agreement and releasing the Company and all Subsidiaries and related parties from any claims, such agreement to be prepared by the Company or its designee.

Confidential and Proprietary Information.

Executive agrees that he will not use or disclose to any person, entity, association, firm or corporation, any of the Company's Confidential Information, except with the written authorization of the Board or as necessary to perform his duties under this Agreement. The term "Confidential Information" means information and data not generally known outside of the Company (unless as a result of Executive's breach of any of the obligations imposed by this Agreement or the duties imposed by any then existing statute, regulation, ordinance or common law) concerning the Company's business and technical information, and includes, without limitation, information relating to: (i) the identities of clients and the Company's other Business Relations (as defined below) and their purchasing habits, needs, business information, contact personnel and other information; (ii) suppliers' and vendors' costs, products, contact personnel and other information; and (iii) the Company's trade secrets, products, research and development, financial and marketing information, personnel and compensation information, and business plans. Executive understands that this Section applies to computerized as well as written information and to other information, whether or not in written form. It is expressly understood, however, that the obligations of this Section shall only apply for as long as and to the extent that the Confidential Information has not become generally known to or available for use by the public other than by Executive's act(s) or omission(s) in violation of this Agreement.

Executive agrees that upon the end of this Consulting Agreement with the Company for any reason, he will not take with him any Confidential Information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery, without the prior written consent of the Board. The Executive also agrees that upon the end of his Consulting with the Company for any reason or at any other time that the Company may request, he will deliver promptly and return to the Company all such documents and materials in his possession or control, along with all other property and documents of the Company or relating to the Company's employees, suppliers, customers, and business.

Successors and Assignees. This Agreement may be assigned by the Company to any successor or assignee of a substantial portion of the business of the Company (whether by transfer of assets or stock, merger or other business combination). Executive may not assign his rights or obligations under this Agreement.

Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns.

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Notices. All notices or other communications required under this Agreement shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service requiring signed acknowledgment of delivery or electronic mail (with acknowledgment of complete transmission or receipt). If by electronic mail or personal delivery, one business day after being sent. All notices shall be addressed to the parties at the addresses set forth in the Company’s books and records.

Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada for contracts to be performed in that State.

Severability and Construction. If any provision of this Agreement is declared void or unenforceable or against public policy, such provision shall be deemed severable and severed from this Agreement and the balance of this Agreement shall remain in full force and effect. If a court of competent jurisdiction determines that any restriction in this Agreement is overbroad or unreasonable under the circumstances, such restriction shall be modified or revised by such court to include the maximum reasonable restriction allowed by law.

Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by an instrument in writing signed by both parties.

Consulting and Income Taxes. All payments made to Executive by the Company will be subject to withholding of income and Consulting taxes and other lawful deductions, as applicable.

EXECUTIVE		ALLIED CORP.

By:
Michael Moses		Calum Hughes, Chief Executive Officer

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